Exhibit 3.2

AMENDED AND RESTAED BYLAWS

OF

FRONTIER OILFEILD SERVICES, INC.

(Formerly TBX Resources, Inc)

OFFICES

Registered Office and Agent. The registered office and registered agent of Frontier Oilfield Services, Inc. (the “Corporation”) will be as set forth in the Corporation’s Articles of Incorporation. The registered office or the registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Secretary of State of the State of Texas.

Principal Office. The principal office of the Corporation shall be 3030 LBJ Freeway, Suite 1320, LB 47, Dallas, TX 75234, provided that the Board of Directors shall have the power to change the location of the principal office.

Other Offices. The Corporation may also have other offices at such places, both within or without the State of Texas, as the Board of Directors may from time to time determine or as the business of the Corporation may require or as may be desirable.

SHAREHOLDERS

Annual Meeting. An annual meeting of the shareholders will be held at such time as may be determined by the Board of Directors, at which meeting the shareholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, may be called by the President or the Board of Directors, or shall be called by the President or Secretary at the request in writing of the holders of not less than fifty percent (50%) of all the shares issued, outstanding and entitled to vote (unless a different percentage is specified in the Articles of Incorporation). Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

Place of Meetings. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Texas, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Notice of Meetings. Written notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at the meeting not later than the tenth (10th) and not earlier than the sixtieth (60th) day before the date of the meeting. Notice shall be given by or at the direction of the President, the Secretary or the officer or person calling the meeting.

List of Shareholders. At least ten (10) days before the date of any meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the shareholder records. Such list will be kept on file at the registered office of the Corporation for a period of at least ten (10) days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present.

Quorum. With respect to any matter, the presence in person or by proxy of the holders of fifty percent (50%) of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Articles of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Voting. When a quorum is present at any meeting of the Corporation’s shareholders, the vote of the holders of a majority of the shares entitled to vote that are actually voted on any question brought before the meeting will be sufficient to decide such question; provided that if the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, such express provision shall govern and control the decision of such question.

Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than eleven (11) months prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors will be in accordance with Article 2 of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the shareholder transfer records for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed will be the record date.

Action by Written Consent. To the extent permitted by the Corporation’s Articles of Incorporation, any action which must be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action taken, is signed by the holder or holders of a majority of all shares entitled to vote on the action. Each such consent must include the date each shareholder signed the consent and is effective to take action only if the consent or consents are delivered to the Corporation not later than the sixtieth (60th) day after the date the earliest such consent is delivered to the Corporation.

BOARD OF DIRECTORS

Management. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Qualification; Election; Term. None of the directors need be a shareholder of the Corporation or a resident of the State of Texas. The directors will be elected by plurality vote of the shares represented at any meeting at which a quorum is present, except as hereinafter provided, and each director elected will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the shareholders or his death.

Number. The number of directors of the Corporation will be at least one (1). The number of directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of directors will be the same as the number of members of the initial Board of Directors as set forth in the Articles of Incorporation. No decrease in the number of directors will have the effect of shortening the term of any incumbent director.

Removal. Any director may be removed either for or without cause at any special meeting of shareholders by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote for the election of such director; provided, that notice of intention to act upon such matter has been given in the notice calling such meeting.

Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the shareholders.

Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent, the directors then elected and serving shall change such time or place.

Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

Special Meetings. Special meetings of the Board of Directors may be called by the President on oral or written notice to each director, given either personally, by telephone or by mail; special meetings will be called by the President or the Secretary in like manner and on like notice on the written request of at least two directors. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Texas as may be fixed from time to time by the Board of Directors.

Quorum; Action by Directors. At all meetings of the Board of Directors the presence of a majority of the number of directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Itnerested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be included in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate committees, each committee to consist of one or more directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report such minutes to the Board of Directors when required.

Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation there for.

NOTICE

Form of Notice. Whenever by law, the Articles of Incorporation or these Bylaws notice of a meeting is to be given to any director or shareholder, and no other provision is made as to how such notice is to be given, such notice may be given to each such person (i) in writing, by mail, postage prepaid, addressed to such director or shareholder at the person’s address as it appears in the shareholder records or other books of the Corporation or (ii) by any other method permitted by law. A notice of a meeting given by mail shall be considered to be delivered on the date the notice is deposited with proper address and postage in the United States mail. If a director or shareholder consents to delivery of notice by electronic means, the notice will be considered to be provided when the notice is successfully transmitted to a facsimile number or to an electronic mail address provided by the director or shareholder for the purpose of receiving notice. The director or shareholder may revoke consent to delivery of notice by electronic means upon written notice to the Corporation.

Waiver. Whenever any notice is required to be given to any shareholder or director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

OFFICERS AND AGENTS

In General. The officers of the Corporation will be elected by the Board of Directors and will be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, or at any other meeting called for such purpose, will elect the officers of the Corporation with their titles and duties to be determined by the Board of Directors from time to time.

Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten (10) years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

President. The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. The President will, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

Treasurer. The Treasurer, should one be elected, will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

CERTIFICATES REPRESENTING SHARES

Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which shareholders are entitled, will be delivered to each shareholder. Such certificates will be consecutively numbered and entered in the shareholder records of the Corporation as they are issued. Each certificate will state on the face thereof the name to whom the certificate is issued, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and will state that the Corporation is organized under the laws of Texas. Certificates will be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof, if a seal has been adopted. If any certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar, either of which is other than the

Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

Transfer of Shares. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

GENERAL PROVISIONS

Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Organizations Code and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, deem proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purpose as the directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Such books and records may be in written paper form or may be in another form capable of being converted into written paper form within a reasonable time.

Fiscal Year. The fiscal year of the Corporation will be determined in accordance with a resolution of the Board of Directors.

Indemnification. The Corporation will indemnify its current and former directors to the fullest extent permitted by the Texas Business Organizations Code and may, if and to the extent authorized by the Board of Directors, so indemnify its current and former officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

Date: January 20, 2012

/s/ Sherri K. Cecotti
Sherri K. Cecotti, Secretary